UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2024
_______________________

Exact name of registrants as specified in
Commission	their charters, address of principal executive			IRS Employer
File Number	offices and registrants' telephone number			Identification Number
1-14465	IDACORP, Inc.			82-0505802
1-3198	Idaho Power Company			82-0130980
1221 W. Idaho Street
	Boise,	Idaho	83702-5627
	(208)	388-2200
State or Other Jurisdiction of Incorporation:			Idaho
Former name or former address, if changed since last report:			None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
□

Item 7.01 Regulation FD Disclosure.

On May 31, 2024, Idaho Power Company ("Idaho Power") issued a press release relating to a limited scope rate case filed on that date by Idaho Power with the Idaho Public Utilities Commission ("IPUC"). The press release includes details on how to access the rate application and the direct testimony and exhibits that accompany the application. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On May 31, 2024, Idaho Power filed a limited scope rate case and proposed rate schedules with the IPUC, Case No. IPC-E-24-07. The filing requests an increase in annual Idaho jurisdictional revenue of $99.3 million, to become effective January 1, 2025. If approved as filed, this request would result in an overall increase to adjusted base revenue of 7.3 percent.

Idaho Power’s limited scope rate case filing focuses on revenue requirements for 2024 incremental plant additions and incremental ongoing labor costs. Other aspects of the settlement stipulation approved by the IPUC for Idaho Power's 2023 Idaho general rate case are expected to remain unchanged.

Additionally, Idaho Power’s limited scope filing:

•applies the overall rate of return approved in the 2023 Idaho general rate case;
•does not seek to adjust any other revenue requirement components such as non-labor operations and maintenance expense, net power supply costs, or other revenue;
•does not propose changes to any other Idaho regulatory mechanisms, such as the power cost adjustment, fixed cost adjustment, or energy efficiency rider; and
•continues to reflect the 2023 Idaho general rate case settlement amounts for those categories considered “out of scope” for this case.

Idaho Power is unable to predict the outcome of the limited scope rate case. Idaho Power anticipates that new rates, if approved by the IPUC, would become effective on or after January 1, 2025.

* * * * * *

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations, such as, but not limited to, statements regarding Idaho Power's limited scope rate case filing and any related rate and revenue increases. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "could," "estimates," "expects," "intends," "potential," "plans," "predicts," "preliminary," "projects," "targets," "may," "may result," "may continue," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance, involve estimates, assumptions, risks, and uncertainties, and may differ materially from actual results, performance, or outcomes. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include those factors set forth in this Current Report on Form 8-K, IDACORP, Inc.'s ("IDACORP") and Idaho Power's most recent Annual Report on Form 10-K, particularly Part I, Item 1A - "Risk Factors" and Part II, Item 7 - "Management's Discussion and Analysis of Financial Condition and Results of Operations" of that report, subsequent reports filed by IDACORP and Idaho Power with the U.S. Securities and Exchange Commission, and the following important factors: (a) decisions by the IPUC and the Federal Energy Regulatory Commission that impact Idaho Power's ability to recover costs and earn a return on investment; (b) changes to or the elimination of Idaho Power's regulatory cost recovery mechanisms; and (c) the impact of regulatory decisions on credit ratings and investor perceptions and IDACORP’s and Idaho Power’s resulting ability to obtain debt and equity financing on reasonable terms or at all. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time, and it is not possible for

IDACORP and Idaho Power to predict all such factors, nor can they assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being furnished as part of this report.

Exhibit Number	Description

99.1	Idaho Power Company press release, dated May 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  May 31, 2024
IDACORP, INC.
By:   /s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer

IDAHO POWER COMPANY
By:   /s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer